Contact: Joe Favorito
212/356-4003 (o)
917/566-8345 (c)
jfavorito@ifl.tv
FOR IMMEDIATE RELEASE
KEVIN WALDMAN JOINS INTERNATIONAL FIGHT LEAGUE
BOARD OF DIRECTORS
Managing Director of Private Equity firm Veronis Suhler Stevenson to Add Experience and
Insight to the World’s Number One Professional Mixed Martial Arts League
NEW YORK, June 13, 2007- The International Fight League (OTC.BB: IFLI), the world’s number one team-based professional mixed martial arts league, announced today that Kevin Waldman has been elected to its board of directors. Mr. Waldman is a Managing Director of Veronis Suhler Stevenson, a private equity firm that invests buyout and structured capital funds in the media, communications, information and education industries in North America and Europe.
“We are very pleased that Kevin has decided to join us,” said Gareb Shamus, co-founder and CEO of the IFL. “His knowledge in the media information and technology business will be invaluable to us as we continue to grow our business model.”
“I am very pleased to join the board of the IFL,” Waldman said. “The structure they have created and the media they have generated in just one year is impressive, and I am looking forward to aiding them as their business grows and matures as a sports and entertainment property.”
Mr. Waldman has been with Veronis Suhler Stevenson since 1996, and has a broad range of experience with numerous sectors within the media and communications industries, including directory publishing, radio and television broadcasting, cable television, business information, marketing services, wireless communication towers and telecommunication services. Mr. Waldman has been active across a range of VSS portfolio companies, including ITN Networks, DOAR Communications Inc., Riviera Broadcast Group, GoldenState Towers, User-Friendly Phone Book, Birch Telecom, Broadcasting Partners Holdings, Spectrum Resources Towers and Triax Midwest Associates. Mr. Waldman currently serves as a member of the Board of ITN Networks, User-Friendly, DOAR Communications Inc. and Riviera Broadcast Group. Kevin previously served as a member of the Boards of Golden State Towers and ionex Telecommunications. Prior to joining VSS, Mr. Waldman worked at JP Morgan & Co.
Mr. Waldman holds a BS degree from Syracuse University and resides in Northern New Jersey.
About the IFL
International Fight League™ (IFL) is the world’s first number one professional mixed martial arts sports league. IFL has its headquarters in New York and offices in Las Vegas. For more information about IFL, please see: www.ifl.tv.
Forward-Looking Statements: This release contains forward-looking statements pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995, which are subject to various risks and IFL’s management’s expectations, hopes, beliefs, intentions or strategies regarding the future financial condition, and results of operations. There can be no assurance that future developments actually affecting IFL will be those anticipated.
Important factors that could cause actual results to differ (favorably or unfavorably) from the expectations stated in this release include the risks and uncertainties such as the conditions of the markets for live events, broadcast television, cable television, pay-per-view, Internet, entertainment, professional sports, and licensed merchandise; acceptance of the Company’s brands, media and merchandise within those markets; uncertainties relating to litigation; risks associated with producing live events; uncertainties associated with international markets; risks relating to maintaining and renewing key agreements, including television distribution agreements; effects of competition, including locations of competitors and operating and market competition.. Should one or more of these risks or uncertainties materialize, or should any of the Company’s assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.
IFL undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. This press release may include the opinions of IFL and does not necessarily include the views of any other person or entity.
The names of all International Fight League, Inc. televised and live programming, teams, images, and logos are trademarks, which are the exclusive property of International Fight League, Inc. All other trademarks and tradenames mentioned in this release are the property of their respective owners, and are not affiliated with IFL in any way.
— IFL —